AMG FUNDS

AMG FUNDS I

AMG FUNDS II

AMG FUNDS III

AMG FUNDS IV

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that, effective as of October 2, 2017, each of the persons whose name appears below hereby nominates, constitutes and appoints Keitha L. Kinne, Thomas Disbrow, Mark J. Duggan and Gerald F. Dillenburg (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of AMG Funds, AMG Funds I, AMG Funds II, AMG Funds III and AMG Funds IV (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham Bruce B. Bingham, Trustee	9/14/17 Date

/s/ Christine C. Carsman Christine C. Carsman, Trustee	9/14/17 Date

/s/ Edward J. Kaier Edward J. Kaier, Trustee	9/14/17 Date

/s/ Kurt A. Keilhacker Kurt A. Keilhacker, Trustee	9/14/17 Date

/s/ Steven J. Paggioli Steven J. Paggioli, Trustee	9/14/17 Date

/s/ Richard F. Powers, III Richard F. Powers, III, Trustee	9/14/17 Date

/s/ Eric Rakowski Eric Rakowski, Trustee	9/14/17 Date

/s/ Victoria L. Sassine Victoria L. Sassine, Trustee	10/1/17 Date

/s/ Thomas R. Schneeweis Thomas R. Schneeweis, Trustee	9/14/17 Date

/s/ Keitha L. Kinne Keitha L. Kinne, Chief Operating Officer	9/14/17 Date

/s/ Jeffrey T. Cerutti Jeffrey T. Cerutti, President, Chief Executive Officer, and Principal Executive Officer	9/14/17 Date

/s/ Thomas Disbrow Thomas Disbrow, Treasurer, Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer	10/2/17 Date